Exhibit 5.1

110 North Elgin Avenue, Suite 200 Tulsa, Oklahoma 74120 Telephone (918) 595-4800 Fax (918) 595-4990 www.gablelaw.com	BOK Park Plaza 499 West Sheridan Avenue, Suite 2200 Oklahoma City, Oklahoma 73102 Telephone (405) 235-5500 Fax (405) 235-2875	1100 Louisiana, Suite 5000 Houston, Texas 77002 Telephone (346) 200-0620

September 10, 2026

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Re:	Post-Effective Amendment No. 1 to Registration
Statement on Form S-3 under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as special Oklahoma counsel to ONEOK, Inc., an Oklahoma corporation (f/k/a Falcon TopCo, Inc.) (“Company”), in connection with the filing on the date hereof of Post-Effective Amendment No. 1 (the “Amendment”) to a registration statement on Form S-3 (Registration No. 333-296921) (the “Original Registration Statement”) with respect to Company’s adoption, in accordance with Rule 414 under the Securities Act of 1933, as amended (the “Act”), of the Original Registration Statement which was previously filed with the Securities and Exchange Commission (the “Commission”) and became effective on June 18, 2026 by ONEOK, Inc., an Oklahoma corporation (“Predecessor”), prior to Predecessor’s merger with and into a wholly owned subsidiary of Company with Company’s subsidiary surviving such merger. The Original Registration Statement, as amended by the Amendment, is referred to herein as the “Registration Statement.” In connection with such representation, Company has advised us that shares (“Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of Company will be issuable in accordance with the terms of the Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”), as more fully described in the Registration Statement.

In arriving at the opinion expressed below, we have examined originals or copies that have been certified as being true and complete copies of the originals of such documents, corporate records, certificates of officers of Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied, to the extent we deemed appropriate and without independent investigation, upon statements and representations of officers and other representatives of Company and others.

ONEOK, Inc. September 10, 2026 Page 2

We have assumed without independent investigation that:

(i) at the time any Shares are issued under the Plan, the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the time any Shares are issued under the Plan, all corporate or other actions required to be taken by Company to duly (a) authorize the issuance of such Shares shall remain in full force and effect and (b) effect the issuance of such Shares, including the execution (if certificated) and delivery thereof, shall occur;

(iii) all of the Shares will be issued in the manner stated in the Registration Statement;

(iv) neither the certificate of incorporation of Company, as amended to date, on file with the Secretary of State of the State of Oklahoma nor the by-laws of Company, as amended to date, will be amended in any manner that would affect any legal conclusion set forth herein;

(v) Company shall remain validly existing as a corporation in good standing under the laws of the State of Oklahoma; and

(vi) upon issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that Company is then authorized to issue under its certificate of incorporation, as then in effect, and other relevant documents.

Based on such examination and review, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Shares to be issued under the Plan are issued and delivered by Company upon receipt of the consideration therefor as provided in the Plan and otherwise in accordance with resolutions of Company’s board of directors authorizing and approving the Plan and the registration of the Shares, the Plan and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the laws of the State of Oklahoma, and we express no opinion as to the effect of the laws of any other jurisdiction. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Each of the matters set forth in this letter is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any of the matters set forth herein or in any matters upon which the opinions and views set forth in this letter are based.

ONEOK, Inc. September 10, 2026 Page 3

We consent to the filing of this opinion as an exhibit to the Amendment. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GableGotwals